Exhibit 99.1

Datawatch Announces Fourth Quarter and Year-End Fiscal 2018 Financial Results

Bedford, Mass.—November 15, 2018—Datawatch Corporation (NASDAQ-CM: DWCH), a leader in data intelligence to fuel your business, today announced that total revenue for its fourth quarter of fiscal 2018 ended September 30, 2018 was $11.59 million on a GAAP basis, an increase of 14% from total revenue of $10.20 million in the fourth quarter of fiscal 2017. License revenue for the fourth quarter of fiscal 2018 was $7.15 million on a GAAP basis, a 21% increase from the $5.89 million recorded in the same quarter a year ago.

Total revenue on a non-GAAP basis was $13.14 million for the fourth quarter of fiscal 2018, an increase of 29% from the year ago period. License revenue on a non-GAAP basis was $8.64 million for the fourth quarter of fiscal 2018, an increase of 47% from the year ago period.

A full reconciliation of GAAP reported results to non-GAAP is included in Appendix A of this press release. Non-GAAP results exclude the effects of the purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss in January 2018, amortization associated with the purchase of certain intellectual property and other intangible assets, share-based compensation, transaction costs associated with the acquisition of Angoss, and the payment received in respect of a stockholder’s short-swing stock trading profits.

Net loss for the fourth quarter of fiscal 2018 was ($2.27) million, or ($0.18) per diluted share, compared to a net loss of ($0.81) million, or ($0.07) per diluted share, for the year ago period. The Company’s non–GAAP net income for its fourth quarter of fiscal 2018 was $0.74 million, or $0.06 per diluted share, compared to a non-GAAP net loss of $0.07 million, or a loss of ($0.01) per diluted share, for the fourth quarter of fiscal 2017.

On November 5, 2018, Datawatch announced that it had signed a definitive agreement to be acquired by Altair Engineering, Inc., for $13.10 per share in cash. The transaction is expected to close before the end of 2018.

Fourth Quarter Fiscal 2018 Financial Highlights

•	Cash and short-term investments were $13.7 million at September 30, 2018, down from $30.5 million at September 30, 2017, primarily reflecting the use of cash for the Angoss acquisition.

•	Gross margin (excluding IP amortization expense) for the fourth quarter of fiscal 2018 was 90%, as compared to 92% for the fourth quarter of fiscal 2017.

•	Days sales outstanding were 71 days at September 30, 2018, compared to 60 days at September 30, 2017.

•	There were fourteen six-figure license deals in the fourth quarter this fiscal year, compared to seven in the fourth quarter of fiscal 2017.

•	The average deal size in the fourth quarter of fiscal 2018 was approximately $48,000, an increase from approximately $47,000 in the fourth quarter of fiscal 2017.

•	Deferred revenue was a record $20.3 million at September 30, 2018, a 75% increase from $11.6 million at September 30, 2017.

About Datawatch Corporation

Datawatch Corporation (NASDAQ-CM: DWCH) Datawatch Corporation is the data intelligence solutions provider that will fuel your business. Datawatch can confidently position individuals and organizations to master all data – no matter the origin, format or narrative – resulting in faster time to insight. Datawatch solutions are architected to drive the use of more data, foster more trust and incorporate more minds into analytics and reporting projects. With over 25 years in business, organizations of all sizes in more than 100 countries worldwide use Datawatch products, including 93 of the Fortune 100. The company is headquartered in Bedford, Massachusetts, with offices in Toronto, New York, London, Stockholm, Singapore and Manila. To learn more about Datawatch or download a free version of its enterprise software, please visit: www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch’s concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to actions by activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch’s business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2017. Any forward-looking statements should be considered in light of those factors.

Use of Non-GAAP Financial Information

We define non-GAAP net income (loss) as U.S. Generally Accepted Accounting Principles (“GAAP”) net loss plus (i) the effects of purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss, (ii) amortization associated with the purchase of certain intellectual property and other intangible assets, (iii) share-based compensation and (iv) transaction costs associated with the acquisition of Angoss, minus the payment received in respect of a stockholder’s short-swing stock trading profits. We discuss non-GAAP net income (loss) in our quarterly earnings releases and certain other communications as we believe non-GAAP net income (loss) is an important measure that is not calculated according to GAAP. We use non-GAAP net income (loss) in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP net income (loss) assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP net income (loss) is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP net loss financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The table below entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” reconciles the Company’s GAAP net loss to the Company’s non-GAAP net income (loss).

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Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Frank Moreno

Datawatch Corporation

Frank_Moreno@datawatch.com

Phone: (978) 441-2200 ext. 8322

Twitter: @datawatch

©2018 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

 DATAWATCH CORPORATION

 Condensed Consolidated Statements of Operations

 Amounts in Thousands (except per share data)

 (Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

REVENUE:
Software licenses	$7,152	$5,893	$24,759	$20,051
Maintenance	4,163	3,629	15,588	14,473
Professional services	270	682	1,331	1,739
Total revenue	11,585	10,204	41,678	36,263

COSTS AND EXPENSES:
Cost of software licenses	369	228	1,298	1,895
Cost of maintenance and services	1,019	655	3,622	2,349
Sales and marketing	6,176	5,731	22,597	19,124
Engineering and product development	3,014	2,288	11,421	8,888
General and administrative	3,044	2,207	11,835	8,777
Total costs and expenses	13,622	11,109	50,773	41,033

LOSS FROM OPERATIONS	(2,037)	(905)	(9,095)	(4,770)
Other income (expense)	(263)	56	(168)	759

LOSS BEFORE INCOME TAXES	(2,300)	(849)	(9,263)	(4,011)
Income tax benefit	27	35	11	18

NET LOSS	$(2,273)	$(814)	$(9,252)	$(3,993)

Net loss per share - Basic	$(0.18)	$(0.07)	$(0.74)	$(0.33)
Net loss per share - Diluted	$(0.18)	$(0.07)	$(0.74)	$(0.33)
Weighted Average Shares Outstanding - Basic	12,735	12,222	12,521	12,073
Weighted Average Shares Outstanding - Diluted	12,735	12,222	12,521	12,073

 DATAWATCH CORPORATION

 Condensed Consolidated Balance Sheets

 Amounts in Thousands

 (Unaudited)

	September 30,	September 30,
	2018	2017

Cash and cash equivalents	$13,735	$30,451
Accounts receivable, net	9,802	7,306
Unbilled accounts receivable	2,805	-
Prepaid expenses and other current assets	2,132	2,789
Total current assets	28,474	40,546

Property and equipment, net	1,047	1,064
Intangible and other assets, net	32,164	8,795

	$61,685	$50,405

Accounts payable and accrued expenses	$5,118	$5,881
Long term debt - current portion	2,044	-
Deferred revenue - current portion	18,191	11,303
Total current liabilities	25,353	17,184

Long term debt	6,440	-
Deferred tax liability	848	-
Deferred revenue - long term portion	2,078	302
Other long-term liabilities	449	390
Total long-term liabilities	9,815	692

Total shareholders' equity	26,517	32,529

	$61,685	$50,405

 APPENDIX A

 DATAWATCH CORPORATION

 Reconciliation of GAAP to Non-GAAP Financial Measures

 Amounts in Thousands (except per share data)

 (Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Software licenses revenue (GAAP)	$7,152	$5,893	$24,759	$20,051
Software licenses deferred revenue fair value adjustment (1)	1,490	-	4,858	-
Non-GAAP Software licenses revenue	$8,642	$5,893	$29,617	$20,051

Professional services revenue (GAAP)	$270	$682	$1,331	$1,739
Professional services deferred revenue fair value adjustment (1)	66	-	193	-
Non-GAAP professional services revenue	$336	$682	$1,524	$1,739

Total revenue (GAAP)	$11,585	$10,204	$41,678	$36,263
Software licenses deferred revenue fair value adjustment (1)	1,490	-	4,858	-
Professional services deferred revenue fair value adjustment (1)	66	-	193	-
Non-GAAP total revenue	$13,141	$10,204	$46,729	$36,263

Loss from operations (GAAP)	$(2,037)	$(905)	$(9,095)	$(4,770)
Software licenses deferred revenue fair value adjustment (1)	1,490	-	4,858	-
Professional services deferred revenue fair value adjustment (1)	66	-	193	-
Amortization of intangibles & IP (2)	419	88	1,238	1,203
Share-based compensation (3)	750	659	2,975	2,173
Acquisition transaction costs (4)	289	-	1,655	-
Non-GAAP income (loss) from operations	$977	$(158)	$1,824	$(1,394)

Net loss (GAAP)	$(2,273)	$(814)	$(9,252)	$(3,993)
Software licenses deferred revenue fair value adjustment (1)	1,490	-	4,858	-
Professional services deferred revenue fair value adjustment (1)	66	-	193	-
Amortization of intangibles & IP (2)	419	88	1,238	1,203
Share-based compensation (3)	750	659	2,975	2,173
Acquisition transaction costs (4)	289	-	1,655	-
Payment received from a stockholder's short-swing trading profit	-	-	-	(707)
Non-GAAP net income (loss)	$741	$(67)	$1,667	$(1,324)

Non-GAAP net loss per share - Basic	$0.06	$(0.01)	$0.13	$(0.11)
Non-GAAP net loss per share - Diluted	$0.06	$(0.01)	$0.13	$(0.11)
Weighted Average Shares Outstanding - Basic	12,735	12,222	12,521	12,073
Weighted Average Shares Outstanding - Diluted	12,735	12,222	12,521	12,073

(1)	Our non-GAAP net income (loss) eliminates the impact of the Angoss deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the effects of purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss improves the comparability of revenues between periods.

(2)	Amortization of intangibles & IP included in these amounts is as follows:

Cost of software licenses	$173	$67	$552	$1,119
Sales and marketing	246	21	686	84
Total amortization of intangibles & IP	$419	$88	$1,238	$1,203

A portion of the purchase price of our acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, we do not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP net income (loss) that adjusts for the amortization of intangible assets provides our investors and others with a consistent basis for comparison across accounting periods.

(3)	Share-based compensation expense included in these amounts is as follows:

Cost of maintenance and services	$20	$15	$62	$37
Sales and marketing	235	193	869	579
Engineering and product development	147	141	592	438
General and administrative	348	310	1,452	1,119
Total share-based compensation expense	$750	$659	$2,975	$2,173

Share-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although share-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe that eliminating share-based compensation allows our investors to better understand the long-term performance of our core business.

(4)	Acquisition transaction costs included in these amounts is as follows:

General and administrative	$289	$-	$1,655	$-
Total acquisition transaction costs	$289	$-	$1,655	$-

These acquisition costs include all incremental expenses incurred to effect the acquisition of Angoss. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses from our non-GAAP net income (loss) as they are related to the acquisition of Angoss and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP net income (loss) excluding these costs provides meaningful supplemental information regarding our operational performance. In addition, excluding these costs from non-GAAP net income (loss) facilitates comparisons to our historical operating results.